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                                                                    EXHIBIT 5.01

                               October 25, 2001

VeriSign, Inc.
1350 Charleston Road
Mountain View, California 94043-1331
Gentlemen/Ladies:

   We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by VeriSign, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about October 25, 2001 in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's Common Stock, having a maximum aggregate public offering price of up to $750,000,000 (the "Stock"). The Stock may be sold by the Company from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and any supplements to the Prospectus (the "Prospectus Supplements").

   In rendering this opinion, we have examined the following:

(1) the Company's Third Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 19, 2000;

(2) the Company's Bylaws, certified by the Company's Secretary on October 23, 2000;

(3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4) the Prospectus prepared in connection with the Registration Statement;

(5) the resolutions of the Company's Board of Directors adopted by written consent without a meeting on October 24, 2001 with respect to the Registration Statement and Stock and certified by the Secretary of the Company;

(6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate");

(7) a statement from the Company as of the date hereof as to the number of (i) outstanding options, warrants and rights to purchase Common Stock and (ii) any additional shares of Common Stock reserved for future issuance in connection with the Company's stock option and purchase plans and all other plans, agreements or rights;

(8) a statement from the Company's transfer agent as to the number of outstanding shares of common stock of the Company dated of even date herewith; and

(9) the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K.

   In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be when issued, properly signed by authorized officers of the Company or their agents.


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   As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

   In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such Stock, the issuance of the Stock will have been authorized by appropriate corporate action of the Company and such authorization will be applicable to such Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of such Stock. We have also assumed that, at or prior to the time of delivery of any shares of stock, the Registration Statement will have been declared effective under the Securities Act of 1933 and that the registration will apply to such shares of stock and will not have been modified or rescinded.

   The Company has informed us that it intends to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus that are necessary to comply with the applicable laws in effect from time to time.

   We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

   Based upon the foregoing, we are of the opinion that when the issuance of the Stock has been duly authorized by appropriate corporate action of the Company, the Stock will be duly and validly authorized; and when such shares of Stock have been issued and the certificates representing shares of the Stock are duly executed by the Company, countersigned, registered, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of the issuance, sale and delivery), any applicable definitive purchase, underwriting or similar agreement and the Company's then-current Certificate of Incorporation, the Stock will be validly issued, fully paid and nonassessable.


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   We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus prepared in connection therewith and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or by the rules and regulations promulgated thereunder. We assume no obligation to advise of any fact, circumstance event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for the use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                          Very truly yours,

                                          /s/ Fenwick & West LLP
                                          FENWICK & WEST LLP

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